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As filed with the U.S. Securities and Exchange Commission on March 18, 2020

Registration No. 333-231069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1
to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CCF HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6099 (Primary Standard Industrial Classification Code Number)	83-2704255 (I.R.S. Employer Identification Number)

5165 Emerald Parkway
Suite 100
Dublin, Ohio 43017
(800) 837-0381
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William E. Saunders
Chief Executive Officer
CCF Holdings LLC
5165 Emerald Parkway
Suite 100
Dublin, Ohio 43017
(800) 837-0381
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Owen
Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        On April 26, 2019, CCF Holdings LLC (the "Company") filed a registration statement with the Securities and Exchange Commission (the "SEC") on Form S-1 (File No. 333-231069) (as amended, the "Registration Statement"). The Registration Statement was originally declared effective by the SEC on July 17, 2019. The Registration Statement originally covered a primary offering of (i) $276.9 million aggregate principal amount of 10.750% Senior PIK Notes due 2023 (the "PIK Notes"), plus an additional $194.4 million of PIK Notes that are issuable as in-kind interest payments on the currently outstanding PIK Notes, (ii) 850,000 of Class A common units of limited liability company interest and (iii) 150,000 of Class B common units of limited liability company interest.

        This Post-Effective Amendment No.1 to the Registration Statement is being filed solely to incorporate by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 12, 2020.

        No additional securities are being registered under this Post-Effective Amendment. All applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling security holders may offer these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2020

PRELIMINARY PROSPECTUS

CCF HOLDINGS LLC

$231,681,874 Aggregate Principal Amount of 10.750%
Senior PIK Notes due 2023

417,801 Class A Common Units

142,857 Class B Common Units

          This prospectus relates to the offer and resale by the selling security holders named in this prospectus of (i) $151.3 million aggregate principal amount of 10.750% Senior PIK Notes due 2023 (the "PIK Notes"), plus an additional $80.4 million of PIK Notes that are issuable as in-kind interest payments on the currently outstanding PIK Notes, (ii) 417,801 of our Class A common units of limited liability company interest ("Class A Common Units") and (iii) 142,857 of our Class B common units of limited liability company interest ("Class B Common Units").

          Our registration of the securities covered by this prospectus does not mean that the selling security holders will offer or sell any of the securities. The selling security holders may offer the PIK Notes at the current fixed price of 100% of the aggregate principal amount of such PIK Notes plus accrued and unpaid interest thereon, if any, and the Class A Common Units and Class B Common Units at the current fixed price of $0.87 per unit through public or private transactions or through other means described under "Plan of Distribution" until such shares are quoted on the OTCBB, OTCQX or OTCQB or listed on an exchange and thereafter at prevailing market prices or at privately negotiated prices. For information on the possible methods of sale that may be used by the selling security holders, you should refer to the section entitled "Plan of Distribution" beginning on page 58 of this prospectus.

          Interest on the PIK Notes accrues at the rate of 10.750% per annum and is payable by increasing the principal amount of a PIK Note or by issuing additional Notes in a principal amount equal to such interest ("PIK Interest"). PIK Interest is payable semiannually in arrears on June 15 and December 15 to the Holders of PIK Notes of record on the immediately preceding June 1 and December 1. Interest on the PIK Notes accrues from the most recent date to which interest has been paid. Interest on the PIK Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. See "Description of PIK Notes—Principal, Maturity and Interest."

          Subject to the conditions described under "Description of PIK Notes—Optional Redemption," on or, to the extent provided below, prior to and within 90 days after, the occurrence of the Bondholder NewCo Option Event (as defined under "Description of PIK Notes"), we may redeem all (but not all than less than all) of the outstanding Notes, at any time by delivery of Class A Common Units.

          In the event that we complete a public offering of Class A Common Units registered with the SEC (a "Class A Public Offering") in which (i) the gross cash proceeds of Class A Common Units sold by us equal or exceed $200 million and (ii) the product of the gross cash price per such Class A Common Unit in the Class A Public Offering and the number of Mandatory Redemption Date Class A Common Units Outstanding (as defined under "Description of PIK Notes") equals or exceeds the Mandatory Redemption Target Value (as defined under "Description of PIK Notes"), the PIK Notes shall be automatically redeemed on the Mandatory Redemption Date for Class A Common Units at the Settlement Rate (as defined under "Description of PIK Notes").

          If a Change of Control (as defined under "Description of PIK Notes") occurs, unless, prior to the time we are required to make a Change of Control Offer (as defined under "Description of PIK Notes"), we have previously mailed or concurrently mail a redemption notice with respect to all the outstanding PIK Notes as described under "Description of PIK Notes—Selection and Notice," we will make an offer to purchase all of the PIK Notes pursuant to the offer described below at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of holders of the PIK Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

          We are not offering for sale any of the securities covered by this prospectus. We will not receive any of the proceeds from the sale of these securities by the selling security holders, but we have agreed to pay expenses relating to registering the securities.

          We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

          We are an "emerging growth company" under the federal securities laws and will be subject to reduced reporting requirements. Investing in any of our PIK Notes, Class A Common Units or Class B Common Units involves a high degree of risk. Please see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this prospectus, for a discussion of certain risks that you should consider in connection with an investment.

          Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2020.

i

ABOUT THIS PROSPECTUS

        Unless the context indicates otherwise, references to "we," "our," "us," and the "Company" refer to CCF Holdings LLC, a Delaware limited liability company, and its consolidated subsidiaries or Community Choice Financial Inc. and its consolidated subsidiaries prior to the Restructuring (as described below), as applicable.

        Neither we nor the selling security holders have authorized anyone to provide you with information that is additional to, different from, or inconsistent with, that contained in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it as having been authorized by us or the selling security holders. Neither we nor the selling security holders take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. Neither we nor the selling security holders are making an offer of, or a solicitation of an offer to buy, such securities in any state, country or other jurisdiction where the offer or solicitation is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations and cash flows may have changed since the date of the applicable document.

EMERGING GROWTH COMPANY STATUS

        We are an "emerging growth company," as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and equity holder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, the trading market for our securities may be reduced, and the prices of our securities may be traded at lower prices and experience greater volatility.

        In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period, for as long as it is available.

        We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act and (b) in which we have total annual gross revenue of at least $1.07 billion, (2) the date on which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to "emerging growth company" have the meaning provided in the JOBS Act.

ii

SUMMARY

        This summary highlights information included elsewhere in this prospectus and does not contain all of the information you should consider in making an investment decision. You should read this entire prospectus carefully, including the sections entitled "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements," "Selected Consolidated Financial Data," "Unaudited Pro Forma Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and financial statements and the notes thereto included elsewhere in this prospectus before making an investment decision regarding our securities.

        For all historical periods described, we have reported our financial condition and results of operations and other financial data as of and for the periods shown herein. The historical financial information presented may not be indicative of our future operating results or financial condition as a standalone public company.

About Our Company

Our Company

        We are a provider of alternative financial services to unbanked and under-banked consumers. We were formed in 2018 and continued, without interruption, the operations of Community Choice Financial Inc. (which we refer to as our "Predecessor") after the Restructuring (as described below). We provide our customers a variety of financial products and services, including short-term and medium-term consumer loans, check cashing, prepaid debit cards, and other services that address the specific needs of our customers. Through our customer focused business model, we provide our customers with access to financial services through our retail locations and our websites. As of December 31, 2019, we operated 484 retail locations across 12 states and were licensed to deliver similar financial services over the internet in 28 states.

The 2018 Restructuring

        On December 12, 2018, our Predecessor entered into an agreement (the "Restructuring Agreement"), with (a) CCF OpCo LLC, a Delaware limited liability company ("CCF OpCo"), (b) CCF Holdings LLC, a Delaware limited liability company (the "Company"), (c) CCF Intermediate Holdings LLC, a Delaware limited liability company ("CCF Intermediate"), (d) certain of Predecessor's direct and indirect subsidiaries, (e) certain noteholders under (i) the Indenture, dated as of April 29, 2011 (as amended, modified or supplemented from time to time, the "2019 Indenture"), by and among the Predecessor, the subsidiary guarantors party thereto, Computershare Trust Company, N.A. and Computershare Trust Company of Canada, together as indenture trustee (the "Indenture Trustee"), and Computershare Trust Company, N.A., as collateral agent (in such capacity, the "Collateral Agent") governing Predecessor's 10.75% senior secured notes due May 1, 2019 (the "2019 Notes"), (ii) the Indenture, dated as of July 6, 2012 (as amended, modified or supplemented from time to time, the "2020 Indenture", and together with the 2019 Indenture, the "Existing Indentures"), by and among Predecessor, the subsidiary guarantors party thereto, the Indenture Trustee and the Collateral Agent, governing Predecessor's 12.75% senior secured notes due May 1, 2020 (the "2020 Notes"), and (iii) the Indenture, dated as of September 6, 2018 (as amended, modified or supplemented from time to time, the "SPV Indenture"), by and among Community Choice Financial Issuer, LLC, a Delaware limited liability company ("CCF Issuer"), the guarantor party thereto, and Computershare Trust Company, N.A, as indenture trustee (in such capacity, the "SPV Trustee") and collateral agent (in such capacity, the "SPV Collateral Agent") governing CCF Issuer's 9.00% senior secured notes due September 6, 2020 (the "Secured Notes"), (f) certain investment funds associated with Diamond Castle Holdings and Golden Gate Capital (each, a "Sponsor," and collectively, the "Sponsors") and (g) CCF Issuer as revolving lender (the "Revolving Lender") under the Credit Agreement, dated as of September 6, 2018

(as amended, amended and restated, modified, supplemented, or otherwise restated from time to time, the "Revolving Credit Agreement"), by and among CCF OpCo, CCF Intermediate, the subsidiary guarantors party thereto, GLAS Trust Company LLC as administrative agent, and the Revolving Lender.

        Substantially concurrent with the execution and delivery of, and pursuant to, the Restructuring Agreement, on December 12, 2018 (the "Closing Date") our Predecessor consummated a number of transactions contemplated thereby (the "Restructuring"), which satisfied Predecessor's obligation to execute a Deleveraging Transaction (as defined in the Revolving Credit Agreement) as required under our Predecessor's credit facility with Victory Park Management, LLC (the "Victory Park Revolver") and the SPV Indenture.

        The Deleveraging Transaction was effected by way of an out-of-court strict foreclosure transaction, pursuant to which the Collateral Agent under the Existing Indentures, acting at the direction of certain beneficial holders holding more than 50% of the 2019 Notes and the beneficial holders of 100% of the 2020 Notes, exercised remedies whereby all right, title and interest in and to all of the assets of the Company that constitute collateral with respect to the Existing Indentures, including the issued and outstanding equity interests in certain of the Company's direct subsidiaries, were transferred to CCF OpCo. CCF OpCo is an indirect wholly owned subsidiary of the Company.

        As a result of the strict foreclosure, all obligations represented by the 2019 Notes and 2020 Notes were extinguished, and holders of the 2019 Notes and 2020 Notes received a pro rata share of $276.9 million of the newly-issued 10.750% Senior PIK Notes due 2023 (the "PIK Notes") and 850,000 Class A Common Units issued by the Company. Additionally, the holders of Secured Notes received their pro rata share of 150,000 Class B Common Units issued by the Company, and Predecessor's existing equity holders, including the Sponsors, are entitled to receive a pro rata share of up to 52,631.6 of the Company's Class C common units of limited liability company interest ("Class C Common Units"). Furthermore, we may in the future issue Class M common units of limited liability company interest ("Class M Common Units" and together with Class A Common Units, Class B Common Units and Class C Common Units, the "Common Units") pursuant to an equity incentive plan. In connection with the Restructuring, the SPV Indenture was amended and restated to, among other things, extend the maturity date of the Secured Notes from September 6, 2020 to June 15, 2023. See "Description of Other Indebtedness."

        The Class A Common Units and Class B Common Units (which Class B Common Units represented 15.0% of the aggregate number of the Company's issued and outstanding Common Units on December 12, 2018, subject to adjustment for any future issuances of common units (i) in consideration for the redemption of the PIK Notes ("Redemption Units"), or (ii) in connection with the issuance of any additional debt securities ("Additional Financing Units"), such that they continue to represent 15.0% of the issued and outstanding Common Units (including such Redemption Units and Additional Financing Units, but subject to dilution from any new management equity plan)) will entitle the holders thereof to voting rights (in each case, subject to the limitations in the governing documents of the Company). Following the Class C Distribution Trigger Time (as defined under "Description of Equity Securities"), Class C Common Units will be entitled to up to 5.0% of distributions from the Company. The Class C Common Units shall be subject to dilution from any new management equity plan and other common units and other equity interests of the Company that may be issued after the effective date of the Deleveraging Transaction. See "Description of Equity Securities."

        In addition, in connection with the Restructuring, CCFI Funding II LLC, a non-guarantor subsidiary of CCF OpCo, entered into an amendment to the Amended and Restated Loan and Security Agreement, dated as of April 25, 2017 (as amended, modified or supplemented from time to time, the "Ivy Credit Agreement") pursuant to which, among other things, our borrowings under the Ivy Credit Agreement were increased from $63,500 to $70,000.

Implications of Being an Emerging Growth Company

        We qualify as an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. For as long as we are an emerging growth company, among other things:

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  we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

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  we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

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  we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

        We may take advantage of these provisions until December 31, 2024 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, have more than $700 million in market value of common equity held by non-affiliates, or issue more than $1 billion of non-convertible debt securities over a three-year period. We have elected to take advantage of the extension of time to comply with new or revised financial accounting standards under Section 102(b) of the JOBS Act.

Corporate Information

        Our principal executive offices are located at 5165 Emerald Parkway, Suite 100, Dublin, Ohio 43017, and our telephone number is 800-837-0381. Our website is https://www.ccfi.com. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

THE OFFERING

Issuer	CCF Holdings, LLC, a Delaware limited liability company
10.750% Senior PIK Notes due 2023 offered by the selling security holders

$151.3 million aggregate principal amount of 10.750% Senior PIK Notes due 2023 (the "PIK Notes") plus an additional $80.4 million of PIK Notes issuable as in-kind interest payments. See "Description of PIK Notes" for more information.

Class A Common Units offered by the selling security holders	417,801 Class A common units of limited liability company interest ("Class A Common Units"). See "Description of Equity Securities" for more information.
Class B Common Units offered by the selling security holders	142,857 Class B common units of limited liability company interest ("Class B Common Units"). See "Description of Equity Securities" for more information.
Use of Proceeds	We will not receive any proceeds from the offer and sale of our securities by the selling security holders identified herein.
Risk Factors

Investing in our securities involves risk. You should carefully read and consider the information set forth under the heading "Risk Factors" and all other information in this prospectus before making a decision to invest in our securities.

Absence of a Public Market

The securities covered by this prospectus will be freely transferable, but will also be new securities for which there will not be a market. We do not expect an active trading market for the securities to develop. We currently do not intend to apply for a listing of the PIK Notes, the Class A Common Units or the Class B Common Units on any securities exchange or automated dealer quotation system.

 Terms of the PIK Notes

        The following summary contains basic information about the PIK Notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the PIK Notes, please refer to the section entitled "Description of PIK Notes" in this prospectus.

PIK Notes Offered	$151.3 million aggregate principal amount of 10.750% Senior PIK Notes due 2023 (the "PIK Notes") plus an additional $80.4 million of PIK Notes issuable as in-kind interest payments. See "Description of PIK Notes" for more information.
Maturity	December 15, 2023
Interest

Interest on the PIK Notes accrues at the rate of 10.750% per annum and is payable by increasing the principal amount of a PIK Note or by issuing additional Notes in a principal amount equal to such interest ("PIK Interest"). PIK Interest is payable semiannually in arrears on June 15 and December 15 to the Holders of PIK Notes of record on the immediately preceding June 1 and December 1. Interest on the PIK Notes accrues from the most recent date to which interest has been paid. Interest on the PIK Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. See "Description of PIK Notes—Principal, Maturity and Interest."

Ranking

The PIK Notes rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the PIK Notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including all amounts outstanding under our revolving credit facility and our Secured Notes) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries, including our subsidiaries' obligations, whether as borrower or guarantor, under the Ivy Credit Agreement, our revolving credit facility, the Secured Notes and trade payables. See "Description of PIK Notes—Ranking."

Optional Redemption

Subject to the conditions described under "Description of PIK Notes—Optional Redemption," on or, to the extent provided below, prior to and within 90 days after, the occurrence of the Bondholder NewCo Option Event (as defined under "Description of PIK Notes"), we may redeem all (but not all than less than all) of the outstanding Notes, at any time by delivery of Class A Common Units.

Mandatory Redemption upon a Class A Public Offering

In the event that we complete a public offering of Class A Common Units registered with the SEC (a "Class A Public Offering") in which (i) the gross cash proceeds of Class A Common Units sold by us equal or exceed $200 million and (ii) the product of the gross cash price per such Class A Common Unit in the Class A Public Offering and the number of Mandatory Redemption Date Class A Common Units Outstanding (as defined under "Description of PIK Notes") equals or exceeds the Mandatory Redemption Target Value (as defined under "Description of PIK Notes"), the PIK Notes shall be automatically redeemed on the Mandatory Redemption Date for Class A Common Units at the Settlement Rate (as defined under "Description of PIK Notes").

Repurchase at the Option of Holders upon a Change of Control

If a Change of Control (as defined under "Description of PIK Notes") occurs, unless, prior to the time we are required to make a Change of Control Offer (as defined under "Description of PIK Notes"), we have previously mailed or concurrently mail a redemption notice with respect to all the outstanding PIK Notes as described under "Description of PIK Notes—Selection and Notice," we will make an offer to purchase all of the PIK Notes pursuant to the offer described below at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of holders of the PIK Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

Certain Covenants

The indenture governing the PIK Notes contains certain covenants, including a limitation of restricted payments and a limitation on incurrence of indebtedness and issuance of disqualified and preferred stock. See "Description of PIK Notes—Certain Covenants."

RISK FACTORS

        Investing in our securities involves risks. You should consider carefully the following risks and the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which is incorporated herein by reference, together with all the other information in this prospectus, including the financial statements and notes thereto, before you invest in our Securities. If any of the following risks actually materializes, our operating results, financial condition and liquidity could be materially adversely affected. As a result, the trading price of our Securities could decline and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Various of the statements made herein under the captions "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere, are "forward-looking statements" within the meaning of, and subject to, the protections of Section 27A of the Securities Act and Section 21E of the Exchange Act.

        Forward-looking statements include, without limitation, statements as to:

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  our expected future results of operations;

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  economic conditions;

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  our business and growth strategy;

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  fluctuations in quarterly operating results;

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  statements as to liquidity and compliance with debt covenants;

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  the effects of terrorist attacks, war and the economy on our business;

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  estimates of intangible asset impairments and amortization expense of customer relationships and other intangible assets;

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  the effects of legal proceedings, regulatory investigations and tax examinations;

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  the effect of regulations impacting our business;

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  the effects of new accounting pronouncements and changes in accounting guidance; and

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  statements as to trends or our Company's or management's beliefs, expectations and opinions.

        The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "would," "should," "guidance," "potential," "continue," "project," "forecast," "confident," and similar expressions are typically used to identify forward-looking statements. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties and may be affected by various factors that may cause actual results, developments and business decisions to differ materially from those in the forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include:

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  risks related to our ability to restructure or refinance its current indebtedness on commercially reasonable terms, if at all;

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  risks related to changes in or new government regulations;

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  risks related to our substantial indebtedness, its ability to service such debt and its ability to comply with debt covenants;

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  risks related to litigation, regulatory investigations and tax examinations;

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  risks related to negative perception of our business;

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  risks related to our ability to grow internally;

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  risks related to our ability to compete;

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  risks related to our ability to incur additional debt;

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  risks related to our ability to execute fully on cost savings initiatives;

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  risks related to fluctuations in quarterly operating results and cashflow;

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  the risk that we will not be able to improve margins;

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  risks related to the discontinuance of banking or merchant processing relationships;

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  risks related to impairment of goodwill and other intangible assets;

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  risks related to our ability to attract new customers;

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  risks related to our concentration in certain markets;

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  risks related to our reliance on third party product or service providers;

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  risks related to our use of and reliance on consumer credit information and errors in our underwriting models;

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  risks related to our dependence on senior management;

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  risks related to security and privacy breaches;

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  risks associated with technology;

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  risks related to the availability of qualified employees;

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  risks related to reliance on independent telecommunications service providers;

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  risks related to possible future terrorist attacks;

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  risks related to natural disasters or the threat or outbreak of war or hostilities;

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  risks that our noteholders' interest may conflict with the interests of other investors;

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  risks that our business may suffer if our trademarks or service marks are infringed;

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  risks that our insurance coverage limits are inadequate, or increases in our insurance costs impact profitability or we suffer losses due to one or more of our insurance carriers defaulting on their obligations; and

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  risks that adverse real estate market fluctuations could affect our profits.

        We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do occur, what impact they will have on our results of operations and financial condition. We disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise. For additional information concerning the risks that affect us, see "Risk Factors."

 USE OF PROCEEDS

        We will not receive any proceeds from the offer and sale of our securities by the selling security holders identified herein.

DISTRIBUTION POLICY

        We do not anticipate paying any distributions to holders of our equity securities in the foreseeable future because we expect to retain earnings to support our business plan. See "Description of Equity Securities" for a discussion of the distribution rights of holders of our Common Units in the event that we declare any distribution in the future.

OFFERING PRICE

        The selling security holders may offer the PIK Notes at the current fixed price of 100% of the aggregate principal amount of such PIK Notes plus accrued and unpaid interest thereon, if any, and the Class A Common Units and Class B Common Units at the current fixed price of $0.87 per unit through public or private transactions or through other means described under "Plan of Distribution" until such shares are quoted on the OTCBB, OTCQX or OTCQB or listed on an exchange and thereafter at prevailing market prices or at privately negotiated prices. The fixed price of the PIK Notes is based on their par value and the fixed price of the Class A Units and the Class B Units is based on their fair value calculated as of December 31, 2018. We do not expect an active trading market to develop for the PIK Notes or our Common Units and can provide no assurances that the PIK Notes, the Class A Units or the Class B Units will trade at these prices if and when a market develops.

SELLING SECURITY HOLDERS

        This prospectus relates to the offer and resale by the selling security holders named in this prospectus of (i) up to $151,326,821.67 aggregate principal amount of PIK Notes plus an additional $80,355,052.33 aggregate principal amount of additional PIK Notes are issuable as in-kind interest payments on the currently outstanding PIK Notes, (ii) 417,801 of our Class A Common Units and (iii) 142,857 of our Class B Common Units. All of the securities registered hereby were issued in connection with the Restructuring. We are registering these securities pursuant to a registration rights agreement with respect to the securities by and among us and each of the selling security holders named below. With respect to the PIK Notes, we have assumed the maximum aggregate principal amount of PIK Notes will be issued as in-kind interest payments on the currently outstanding PIK Notes.

        The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the securities owned by them but make no representation that any of the securities will be offered for sale.

        The table below sets forth the name of each selling security holder, the aggregate principal amount of PIK Notes, the number of Class A Common Units and the number of Class B Common Units that each selling security holder may offer pursuant to this prospectus, from time to time, as of the date of this prospectus. Except as noted below in the footnotes to the table, neither the selling security holders nor their members had any position, office or other material relationship with us or any of our affiliates since our inception. The information regarding the selling security holders is based on information available to us as of March 12, 2020. The percentage ownership calculations are based on $471,334,941 aggregate principal amount of PIK Notes, which amount is inclusive of additional PIK Notes issuable as in-kind interest payments on the currently outstanding PIK Notes, 850,000 Class A Common Units and 142,857 Class B Common Units.

        Because the selling security holders may offer all, some or none of the securities pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these securities, no definitive estimate can be given as to the amount or number of securities that will be held by the selling security holders after completion of this offering. The following table has been prepared assuming that the selling stockholders sell all of the securities beneficially owned by them that have been registered for resale by us and do not acquire any additional PIK Notes this offering. We cannot advise you as to whether the selling stockholders will in fact sell any or all of their securities. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date for which the information set forth in the table below is provided.

        Information concerning the selling security holders may change from time to time, and any changed information may be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

Name	Principal Amount of PIK Notes Owned and Offered Hereby	Percentage of PIK Notes Owned and Offered Hereby	Number of Class A Common Units Owned and Offered Hereby	Percentage of Class A Common Units Owned and Offered Hereby	Number of Class B Common Units Owned and Offered Hereby	Percentage of Class B Common Units Owned and Offered Hereby	Principal Amount of PIK Notes Owned upon Completion of Offering	Percentage of PIK Notes Owned Upon Completion of this Offering	Number of Class A Common Units Owned upon Completion of Offering	Percentage of Class A Common Units Owned Upon Completion of Offering	Number of Class B Common Units Owned upon Completion of Offering	Percentage of Class B Common Units Owned Upon Completion of Offering
UFCW Consolidated Pension Fund(1)	$1,643,277.45	0.35%	2,963	0.35%	3,571	2.50%	—	—	—	—	—	—
Contra Costa Employees Retirement Association(1)	$4,121,812.52	0.87%	7,433	0.87%	7,143	5.00%	—	—	—	—	—	—
Oklahoma School Land Trust(1)	$1,325,515.71	0.28%	2,390	0.28%	—	—	—	—	—	—	—	—
AllianzGI Convertible & Income Fund(1)	$31,409,610.49	6.66%	56,642	6.66%	21,429	15.00%	—	—	—	—	—	—
AllianzGI Convertible & Income Fund II(1)	$23,419,230.18	4.97%	42,233	4.97%	21,429	15.00%	—	—	—	—	—	—
AllianzGI Income & Growth Fund(1)	$17,358,827.02	3.68%	31,304	3.68%	42,857	30.00%	—	—	—	—	—	—
Allianz US High Yield(1)	$43,506,016.15	9.23%	78,458	9.23%	20,357	14.25%	—	—	—	—	—	—
Allianz Income and Growth Fund(1)	$56,189,218.85	11.92%	101,330	11.92%	—	—	—	—	—	—	—	—
AllianzGI High Yield Bond Fund(1)	$4,748,256.16	1.01%	8,562	1.01%	7,143	5.00%	—	—	—	—	—	—
Baptist Health Systems(1)	$1,815,775.51	0.39%	3,274	0.39%	3,572	2.50%	—	—	—	—	—	—
Allianz Selection US High Yield(1)	$535,653.84	0.11%	966	0.11%	1,071	0.75%	—	—	—	—	—	—
Allianz Selection Income and Growth(1)	$907,887.76	0.19%	1,637	0.19%	1,786	1.25%	—	—	—	—	—	—
AllianzGI Diversified Income and Convertible Fund(1)	$2,723,664.97	0.58%	4,911	0.58%	5,357	3.75%	—	—	—	—	—	—
AllianzGI Convertible & Income 2024 Target Term Fund(1)	$3,631,552.72	0.77%	6,549	0.77%	7,142	5.00%	—	—	—	—	—	—
West CLO 2013-1 LTD(1)	$5,447,329.94	1.16%	9,823	1.16%	—	—	—	—	—	—	—	—
Mercer Investment Fund 1(2)	$28,404,198.46	6.03%	51,223	6.03%	—	—	—	—	—	—	—	—
Catalyst/SMH High Income Fund(3)	$1,990,091.24	0.42%	3,588	0.42%	—	—	—	—	—	—	—	—
Catalyst/SMH Total Return Income Fund(4)	$2,503,955.19	0.53%	4,515	0.53%	—	—	—	—	—	—	—	—

(1)
Represents an entity for which Allianz Global Investors U.S. LLC serves as the investment advisor. Allianz Global Investors U.S. LLC is a wholly-owned subsidiary of Allianz Global Investors U.S. Holdings LLC, which is a wholly-owned subsidiary of Allianz Asset Management of America L.P. Allianz Asset Management of America L.P. is indirectly owned by Allianz SE, a publicly traded company. We have been advised that William Stickney, David Oberto and Doug Forsyth, activing on behalf of Allianz Global Investors U.S. LLC, have voting and investment power over the securities held by each of UFCW Consolidated Pension Fund, Contra Costa Employees Retirement Association, Oklahoma School Land Trust, AllianzGI Convertible & Income Fund, AllianzGI Convertible & Income Fund II, AllianzGI Income & Growth Fund, Allianz US High Yield, Allianz Income and Growth Fund, AllianzGI High Yield Bond Fund, Baptist Health Systems, Allianz Selection US High Yield, Allianz Selection Income and Growth, AllianzGI Diversified Income and Convertible Fund, AllianzGI Convertible & Income 2024 Target Term Fund and West CLO 2013-1 LTD.

(2)
Mercer Investment Fund I is a Sub-Fund of Mercer QIF Fund plc, an umbrella fund with segregated liability between subfunds authorized by the Central Bank of Ireland pursuant to Part XXIV of the Companies Act of 2014 as amended. SMH Capital Advisors, LLC serves as the sub-advisor to Mercer Investment Fund I. We have been advised that Dwayne Moyers, the President of SMH Capital Advisors, LLC, has voting power over the securities held by Mercer Investment Fund I and Mercer QIF Fund plc has investment power over the securities held by Mercer Investment Fund I.

(3)
We have been advised that Dwayne Moyers on behalf of SMH Capital Advisors, LLC has voting power over the securities held by Catalyst/SMH High Income Fund and that Jerry Szilagyi on behalf of Catalyst Funds has investment power over the securities held by Catalyst SMH High Income Fund.

(4)
We have been advised that Dwayne Moyers on behalf of SMH Capital Advisors, LLC has voting power over the securities held by Catalyst/SMH Total Return Income Fund and that Jerry Szilagyi on behalf of Catalyst Funds has investment power over the securities held by Catalyst/SMH Total Return Income Fund.

DESCRIPTION OF EQUITY SECURITIES

        The following is a summary of the material terms of our equity securities and certain terms of our limited liability company agreement. For a complete description, we refer you to the Delaware Limited Liability Company Act and to our limited liability company agreement. For a more complete understanding of our equity securities, we encourage you to read carefully this entire prospectus and our limited liability company agreement.

        As of March 12, 2020, there were approximately 68 record holders of the Class A Common Units, 12 record holders of the Class B Common Units and 9 record holders of the Class C Common Units. As of March 12, 2020, there were no Class M Common Units outstanding.

Distributions

        Our board of managers, generally, in its sole discretion, may declare distributions at any time or from time to time. Prior to the Class C Distribution Trigger Time (as defined below), holders of Class A Common Units, Class B Common Units and Class M Common Units are entitled to receive such distributions based on the number of such Class A Common Units, Class B Common Units and Class M Common Units held by each such holder immediately prior to such distribution. Following the Class C Distribution Trigger Time, all distributions shall be made ratably among all holders based on the number of Common Units held by such holder immediately prior to such distribution.

Voting Rights

        Prior to a Class B Conversion Event (as defined below), only holders of Class B Units will be entitled to vote generally in matters submitted to our members, including the election of managers. Holders of Class C Units and Class M Units will not be entitled to vote on any matter submitted to our members for a vote. We refer to units that are entitled to be voted as "Voting Units." Members shall be entitled to one vote per Voting Unit.

        For so long as there is a Qualified Noteholder or Former Qualified Noteholder (each as defined below): one manager shall be the individual then serving as our Chief Executive Officer, two managers (at least one of whom shall be independent) shall be appointed by the Qualified Noteholders or Former Qualified Noteholders, as applicable, holding a majority of the Voting Units beneficially held by the Qualified Noteholders or Former Qualified Noteholders and two independent managers shall be appointed by unitholders holding a majority of the Voting Units.

        In the event that there is not a Qualified Noteholder or Former Qualified Noteholder: the chief executive officer shall be one of the managers and four managers shall be appointed by the unitholders holding a majority of the Voting Units.

Power to Issue Additional Units

General

        We generally may not issue additional units without the approval of our board of managers and the written approval of the Qualified Noteholders or Former Qualified Noteholders (each as defined below), holding a majority of the Voting Units beneficially held by the Qualified Noteholders or Former Qualified Noteholders, if any and as applicable. However, following the fourth anniversary date of the effective date of the Restructuring, the Qualified Note Holders or Former Qualified Noteholders shall not have such approval right in connection with any redemption of the New PIK Notes. Furthermore, we may issue additional units or other equity securities or any options, interests, warrants or similar instruments representing the right to acquire units or other equity securities to a commercial bank, financial institution, investment firm or other third party in connection with the provision of debt financing to us or our subsidiaries in an amount of up to 15% of all outstanding units (other than Class C Common Units and Class M Common Units). If there are no Qualified Noteholders or Former Qualified Noteholders, the board, in its sole discretion, may approve issuances of additional units and other equity securities.

Conversion of Class B Common Units

        The Class B Common Units shall be converted into an equal number of Class A Common Units, with no further action required by us or the holders of the Class B Common Units, upon the earlier to occur of (i) the full repayment in cash of all indebtedness owed under the New PIK Notes and (ii) any issuance of Class A Common Units in redemption of the New PIK Notes (the occurrence of the events described in either of clause (i) or clause (ii), a "Class B Conversion Event"); provided that in the case of clause (ii), immediately prior to the conversion of the Class B Common Units but immediately after such issuance of Class A Common Units (and taking into account any such Class A Common Units issued), we shall issue to each holder of Class B Common Units a number of additional Class B Common Units in proportion to each such holder's Class B Common Units percentage interest (excluding any such additional Class B Common Units to be issued and excluding any Class C Common Units and Class M Common Units).

Adjustments to Class C Common Units

        In the event of a redemption of the New PIK Notes with Class A Common Units, we shall immediately after the issuance of such Class A Common Units (and taking into account any such units issued) issue to each holder of Class C Common Units additional Class C Common Units in proportion to each such holders' percentage interest. Except as provided in the preceding sentence, no additional Class C Common Units shall be issued.

Adjustments to Class M Common Units

        In the event of a redemption of the New PIK Notes with Class A Common Units, we shall immediately after the issuance of such Class A Common Units (and taking into account any such units issued) issue to each holder of Class M Common Units additional Class M Common Units in proportion to each such holders' percentage interest. Any Class M Units not issued to existing holders shall be reserved for issuance in accordance with our equity incentive plan such that the sum of the issued Class M Common Units and unissued Class M Common Units shall represent 15% of all outstanding Common Units at such time. For these purposes, outstanding Class C Common Units shall be deemed (i) prior to the Class C Distribution Trigger Time to represent 0% of the Common Units then outstanding and (ii) from and after the Class C Distribution Trigger Time to represent the number of Class C Common Units then outstanding.

Effect of Certain Debt Refinancings

        If we consummate a refinancing transaction with respect to our revolving credit facility or the Ivy Credit Agreement (as defined under "Description of Other Indebtedness"), which refinancing must be approved by our board of Managers, the Qualified Noteholders or Former the Qualified Noteholders, as applicable, and Alliance Global Investors U.S. LLC (the "Allianz Noteholder"), (a) prior to the one-year anniversary of the effective date of the Restructuring, two-thirds of all Class B Common Units issued on the effective date of the Restructuring and outstanding immediately prior to such refinancing shall be deemed returned to us by each holder of Class B Common Units on a pro rata basis and will be available for issuance by us in the form of Additional Financing Units to the provider of such refinancing (provided that, such Additional Financing Units, at the election of the Allianz Noteholder, may be in the form of non-voting units), on the one hand, and ratably to each holder Class B Common Units, on the other hand, in such amounts as are determined by the board of Managers and are acceptable to the Allianz Noteholder in its sole discretion, and (b) prior to the two-year anniversary of the effective date of the Restructuring, one-third of all Class B Common Units issued on the effective date of the Restructuring and outstanding immediately prior to the refinancing shall be deemed returned to us by each holder of Class B Common Units on a pro rata basis and will be available for issuance by us in the form of Additional Financing Units to the provider of such refinancing (provided that, such Additional Financing Units, at the election of the Allianz Noteholder, may be in the form of non-voting units), on the one hand, and ratably to each holder of Class B Common Units, on the other hand, in such amounts as are determined by the Board and are acceptable to the Allianz Noteholder in its sole discretion; provided, however, that in the case of either clause (a) or clause (b) above, if the holders of Class B Common Units are not a provider of such refinancing then the Allianz Noteholder shall have no approval right in connection with determining the amount of Class B Common Units that may be available in the form of Additional Financing Units to the provider of such refinancing and the Members holding Class B Common Units.

Preemptive Rights

        Each holder of at least 3% of the aggregate amount of the Class A Common Units and Class B Common Units that is an "accredited investor" (as defined under the Securities Act) shall have the right to purchase a number of units or other securities proposed to be issued by us equal to such holder's overall percentage interest in the company, or such lesser number, of the total number of new securities that the company may propose to issue and sell.

        The following terms used in this section have the meanings set forth below:

        "Class C Distribution Trigger Time" means the time at which the Closing Date Amount has been reduced to zero.

        "Closing Date Amount" means, as of any date of determination, the following: (i) the aggregate amount of any and all claims (as defined in Section 101(5) of the Bankruptcy Code) that could have been asserted against the Predecessor as of the effective date of the Restructuring under (x) that certain Indenture, dated as of April 29, 2011 (as amended, modified or supplemented from time to time) by and among the Predecessor, the subsidiary guarantors party thereto, and Computershare Trust Company, N.A., and Computershare Trust Company of Canada, together as indenture trustee, and Computershare Trust Company, N.A., as collateral agent, as of the Effective Date, minus (ii) the aggregate amount of any and all cash distributions received through such date of determination on account of the Class A Common Units issued on the effective date of the Restructuring and any Class A Common Units issued to the holders of New PIK Notes in connection with the redemption of New PIK Notes, minus (iii) the aggregate amount of any cash payments and other consideration (the fair market value of which is determined by the Board) received through the date of determination on account of the New PIK Notes issued on the Effective Date (provided that, Redemption Units shall not be deemed or treated as consideration received on account of such New PIK Notes), plus (iv) the aggregate amount of interest accruing through the date of determination at the default rate specified in the applicable indenture described in clauses (i)(x) and (i)(y) of this definition on a daily basis on the net aggregate amount determined in accordance with clauses (i), (ii) and (iii) above, which interest shall be compounded semi-annually on the last day of the applicable calendar month in accordance with the applicable indenture.

        "Former Qualified Noteholder" means any Qualified Noteholder as of the date of the redemption of the New PIK Notes that, together with its affiliates, beneficially owns thirty-five percent (35%) or more of the voting units immediately following the date of the redemption of the New PIK Notes and continues to beneficially own thirty-five percent (35%) or more of the voting units thereafter as of the time of such determination.

        "Qualified Noteholder" means a Person, together with its Affiliates, who collectively continue to hold at least (i) Ninety Million Dollars ($90,000,000) of New PIK Notes (or an equivalent amount of Class A Common Units issued upon redemption of the New PIK Notes) and (ii) Thirty Million Dollars ($30,000,000) million of New Secured Notes (or an equivalent amount of indebtedness refinancing or replacing the New Secured Notes). To the extent the Qualified Noteholder consists of Affiliates that are advised by the same investment advisor or by investment advisors under common control, the Qualified Noteholder may designate one of its investment advisors to act on behalf of the Qualified Noteholder.

DESCRIPTION OF PIK NOTES

General

        In connection with the restructuring, CCF Holdings LLC (the "Issuer") issued the 10.750% Senior PIK Notes (the "Notes") pursuant to the Indenture, dated as of December 12, 2018 (the "Indenture") among itself and American Stock Transfer & Trust Company LLC (the "Trustee").

        Certain terms used in this "Description of the PIK Notes" have the meanings set forth in the section "—Certain Definitions". As used in this section, "we", "us" and "our" mean the Issuer and its Subsidiaries and the "Issuer" refers only to CCF Holdings LLC. and not to any of its Subsidiaries.

        The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements and instruments, including the definitions of certain terms used therein and those terms made a part thereof by the TIA. We urge you to read those agreements and instruments because they, not this description, will define your rights as Holders of the Notes. You may request copies of those documents at our address set forth under the heading "Where You Can Find Additional Information".

Brief Description of Notes

        The Notes are:

  •
  general senior unsecured obligations of the Issuer;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of the Issuer;

  •
  effectively junior in right of payment to any of our secured indebtedness (including all amounts outstanding under our Amended and Restated Revolving Credit Agreement and our Secured Notes) to the extent of the value of the assets securing such indebtedness; and

  •
  structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of Subsidiaries of the Issuer.

Ranking

        The Notes rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including all amounts outstanding under our revolving credit facility and our Secured Notes) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries, including our subsidiaries' obligations, whether as borrower or guarantor, under the Ivy Credit Agreement, our revolving credit facility, the Secured Notes and trade payables.

        As of December 31, 2019, our total consolidated principal amount of indebtedness outstanding was $422.6 million, of which an aggregate of $307.9 million was senior indebtedness and an aggregate of $114.7 million was secured indebtedness. As of December 31, 2019, our subsidiaries had $198.8 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the PIK Notes are structurally subordinated. As of December 31, 2019, our revolving credit facility was fully drawn. Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer may incur, under certain circumstances the amount of such additional Indebtedness could be substantial. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"

Paying Agent and Registrar for the Notes

        The Issuer maintains one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

        The Issuer also maintains a registrar. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. Either the Issuer or any of the Issuer's Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, or other tender offer. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer issued $276,940,398 aggregate principal amount of Notes on December 12, 2018 (the "Initial Notes"). The Notes mature on December 15, 2023. Interest on the Notes accrues at the rate of 10.750% per annum and is payable by increasing the principal amount of a Note or by issuing additional Notes in a principal amount equal to such interest ("PIK Interest"). PIK Interest is payable semiannually in arrears on June 15 and December 15 to the Holders of Notes of record on the immediately preceding June 1 and December 1. Interest on the Notes accrues from the most recent date to which interest has been paid. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. We refer to payments of PIK Interest as "PIK Note Payments."

        PIK Note Payments shall be effected (i) with respect to Notes in certificated form, by issuing Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest to be paid on the principal amount of Notes held by each Holder on the relevant record date (rounded down to the nearest $1.00) or (ii) with respect to Global Notes, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest to be paid on the principal amount of Global Notes on the relevant record date (rounded down to the nearest $1.00), and the Trustee will, at the written order of the Issuer signed by an Officer, authenticate and deliver such Notes on the Interest Payment Date in certificated form for original issuance to the Holders of record on the relevant record date or cause such increase in principal amount with respect to Global Notes. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Note Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Note Payment. Any Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.

        The Initial Notes and any Notes issued subsequently as PIK Interest under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of the PIK Notes" include any Notes that are issued as PIK Interest.

        Additional interest may be payable with respect to the Notes in certain circumstances pursuant to the Registration Rights Agreement. See "The Exchange Offer—Liquidated Damages".

Optional Redemption

        On or, to the extent provided below, prior to and within 90 days after, the occurrence of the Bondholder NewCo Option Event, the Issuer may redeem all (but not all than less than all) of the outstanding Notes, at any time by delivery of Class A Common Units, subject to the following provisions:

  (1)
  For so long as there is a Qualified Noteholder, the Issuer may not elect to optionally settle the Notes in Class A Common Units unless such election shall have been approved by at least a majority of the members of the Board of the Issuer then in office, which majority, prior to the fourth anniversary of the Issue Date, shall have included the Qualified Noteholder Directors (or, if only one such person shall then be a member of the Board, such Member); provided, however, that prior to the fourth anniversary of the Issue Date in the event that the Total Enterprise Value of the Issuer has not been determined by the Board of the Issuer to be greater than $300 million (as evidenced by an Officer's Certificate, to which a resolution of the Board of the Issuer setting forth such determination is annexed, delivered to the Trustee), in addition to the foregoing requirements, the Change of Control Transaction, shall be approved by a Super-Majority Board Approval (as evidenced by an Officer's Certificate, to which a resolution of the Board of the Issuer confirming such approval is annexed, delivered to the Trustee);

  (2)
  Notice of any redemption to be made upon the occurrence of a Bondholder NewCo Option Event may be given in advance of any such Bondholder NewCo Option Event, but subject to the occurrence of any relevant Change of Control Transaction or the Maturity Date, as the case may be, and any other condition specified in the notice of redemption;

  (3)
  Upon the Issuer's exercise of the redemption pursuant to this optional redemption provision, on and after the redemption date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units and/or, if applicable, the consideration payable in the relevant Change of Control Transaction in respect of Class A Common Units;

  (4)
  The number of Class A Common Units issuable to the Holders in payment of the redemption price in respect of any Bondholder NewCo Option Event shall be equal to, for each $1.00 principal amount of Notes so redeemed (including any PIK Interest that has been capitalized), the Settlement Rate;

  (5)
  The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes imposed by the United States of America or any state thereof that may be payable in respect of the issuance and delivery of Class A Common Units upon any redemption made in respect of any Bondholder NewCo Option Event unless the taxes are due because the Holder requests such Units to be issued in a name other than the Holder's name or delivered to a person other than the Holder, in which case the Holder shall pay such taxes; and

  (6)
  No fractional units of Class A Common Units shall be delivered by the Issuer to the Holders in payment of the redemption price pursuant in respect of any Bondholder NewCo Option Event, and all such fractional amounts shall be rounded down to the nearest whole Unit.

        At any time or from time to time, the Issuer may redeem all or a part of the Notes, upon notice as provided under the Indenture, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

        For the avoidance of doubt, the Issuer shall not be required to deliver Class A Common Units in connection with a redemption to the extent that it delivers the consideration payable in the relevant Change of Control Transaction in respect of Class A Common Units in lieu thereof.

Mandatory Redemption upon a Class A Public Offering

        In the event that the Issuer completes a public offering of Class A Common Units registered with the SEC (a "Class A Public Offering") in which (i) the gross cash proceeds of Class A Common Units sold by the Company equal or exceed $200 million and (ii) the product of the gross cash price per such Class A Common Unit in the Class A Public Offering and the number of Mandatory Redemption Date Class A Common Units Outstanding equals or exceeds the Mandatory Redemption Target Value, the Notes shall be automatically redeemed on the Mandatory Redemption Date for Class A Common Units at the Settlement Rate.

        Notice of any mandatory redemption in respect of a Class A Public Offering may be given in advance of the consummation of any such Class A Public Offering and subject to the occurrence thereof.

        On and after a Mandatory Redemption Date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units.

        The number of Class A Common Units issuable to the Holders in payment of the redemption price in respect of a Class A Public Offering shall be equal to, for each $1.00 principal amount of Notes so redeemed (including any PIK Interest that has been capitalized), the Settlement Rate.

        The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes imposed by the United States of America or any state thereof that may be payable in respect of the issuance and delivery of Class A Common Units upon any redemption made in respect of a Class A Public Offering unless the taxes are due because the Holder requests such Units to be issued in a name other than the Holder's name or delivered to a person other than the Holder, in which case the Holder shall pay such taxes.

        No fractional units of Class A Common Units shall be delivered by the Issuer to the Holders in payment of the redemption price in respect of a Class A Public Offering, and all such fractional amounts shall be rounded down to the nearest whole Unit. Notice of any mandatory redemption in respect of a Class A Public Offering may be given in advance of the consummation of any such Class A Public Offering and subject to the occurrence thereof.

        In the event of a mandatory redemption in respect of a Class A Public Offering, the Issuer shall promptly, and in any event within 15 days after the closing date of the relevant Class A Public Offering (the "Notice Deadline"), provide a notice of mandatory redemption to the Holders, which such notice shall state:

  (1)
  the redemption date (the "Mandatory Redemption Date"), which shall be no later than 15 days after the Notice Deadline;

  (2)
  the redemption price, which shall be the Settlement Rate;

  (3)
  the name and address of the Paying Agent, if other than the Trustee;

  (4)
  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

  (5)
  that on and after the Mandatory Redemption Date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units;

  (6)
  that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Mandatory Redemption Date;

  (7)
  the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

  (8)
  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        Except as set forth above, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders upon a Change of Control

        The Notes provide that if a Change of Control occurs, unless, prior to the time the Issuer is required to make a Change of Control Offer (as defined below), the Issuer has previously mailed or concurrently mails a redemption notice with respect to all the outstanding Notes as described under "—Selection and Notice" the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

  (1)
  that a Change of Control Offer is being made pursuant to the covenant captioned "—Repurchase at the Option of Holders—Change of Control" and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

  (2)
  a description of the transaction or transactions constituting a Change of Control;

  (3)
  the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

  (4)
  that any Note not properly tendered will remain outstanding and continue to accrue interest;

  (5)
  that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

  (6)
  that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

  (7)
  that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

  (8)
  that if less than all of such Holder's Notes are tendered for purchase, such Holder will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to $1.00 or an integral multiple of $1.00 in excess thereof;

  (9)
  if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

  (10)
  such other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

  (1)
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

  (2)
  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

  (3)
  deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Amended and Restated Revolving Credit Agreement and the Secured Notes provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Amended and Restated Revolving Credit Agreement, the Secured Notes and/or such other agreement, we could seek a waiver of such default or seek to refinance our Amended and Restated Revolving Credit Agreement, the Secured Notes and/or such other agreement. In the event we do not obtain such a waiver or refinance the Amended and Restated Revolving Credit Agreement, the Secured Notes and/or such other agreement, such default could result in amounts outstanding under our Amended and Restated Revolving Credit Agreement and/or such other agreement being declared due and payable.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See "Risk Factors—Risks Relating to our Capital

Structure—A change in control of the Company could require us to repay certain of our outstanding indebtedness and we may be unable to do so".

        The Change of Control purchase feature of the Notes may in certain circumstances make it more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens". Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        We will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control, including the definition of Change of Control, may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indenture.

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of the Subsidiaries to, directly or indirectly:

  (I)
  declare or pay any dividend or make any payment or distribution on account of the Issuer's or any of its Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger, consolidation or amalgamation, other than:

            (a)   dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

            (b)   dividends, payments or distributions by a Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

  (II)
  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Entity, including in connection with any merger, consolidation or amalgamation;

  (III)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect to, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer:

            (a)   Indebtedness permitted to be incurred under clause (7), (8) or (9) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

            (c)   the giving of an irrevocable notice of redemption with respect to transactions described in clause (2) or (3) of the second paragraph of this covenant; or

  (IV)
  make any Restricted Investment

        (all such payments and other actions set forth in clauses (I) through (IV) (other than any exception thereto) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

(1)
no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)
immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" and

(3)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer after the Issue Date (including Restricted Payments made pursuant to clause (1), (4) or (7) of Section 5.08(b), but excluding all other Restricted Payments made pursuant to the second paragraph of this covenant, is less than the sum of (without duplication):

          (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

          (b)   100% of the aggregate cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than cash proceeds to the extent such cash proceeds have been used to make Restricted Payments pursuant to clause (2) of the next succeeding paragraph) from the issue or sale of:

              (i)  (A) Equity Interests of the Issuer, excluding cash proceeds and the marketable securities or other property received from the sale of:

                (x)   Equity Interests to any future, current or former employee, director or consultant of the Issuer, any Parent Entity or any of the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock; and

              (B)  Equity Interests of Parent Entities, to the extent such cash proceeds are actually contributed to the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of Parent Entities or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

             (ii)  debt securities of the Issuer that have been subsequently converted into or exchanged for Equity Interests of the Issuer;

  provided, however, that this clause (b) shall not include the proceeds from (X) Equity Interests or convertible debt securities of the Issuer sold to a Subsidiary or (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

          (c)   100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer after the Issue Date (other than cash proceeds, marketable securities or other property to the extent such cash proceeds, marketable securities or other property (i) have been used to make Restricted Payments pursuant to clause (1) of the next succeeding paragraph or (ii) are contributed by a Subsidiary); plus

          (d)   100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of the sale or other disposition (other than to the Issuer or any of its Subsidiaries) of Restricted Investments made by the Issuer or any of its Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or any of its Subsidiaries and repayments of loans or advances, and releases of guarantees, that constitute Restricted Investments made by the Issuer or any of its Subsidiaries, in each case, after the Issue Date.

        The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of the Indenture;

  (2)
  the redemption, repurchase, retirement or other acquisition of any Equity Interests, or Subordinated Indebtedness of the Issuer in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Subsidiary) of, Equity Interests of the Issuer or contributions to the equity capital of the Issuer (in each case, other than any Disqualified Stock or, except in the case of a redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness or Preferred Stock);

  (3)
  the redemption, defeasance, repurchase or other acquisition or retirement of (i) Subordinated Indebtedness of the Issuer made in exchange for, or out of the proceeds of a sale made within 45 days of, new Indebtedness of the Issuer, as the case may be, or (ii) Disqualified Stock of the Issuer made in exchange for, or out of the proceeds of a sale made within 45 days of, Disqualified Stock of the Issuer, that, so long as:

            (a)   the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness, or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock, being so defeased, redeemed, repurchased, exchanged, acquired or retired for value;

            (b)   in the case of Subordinated Indebtedness, such new Indebtedness is subordinated to the Indebtedness under the Notes at least to the same extent as such Subordinated Indebtedness so purchased, defeased, exchanged, redeemed, repurchased, acquired or retired for value;

            (c)   such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired; and

            (d)   such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired;

  (4)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent Entity held by any future, present or former employee, director or consultant of the Issuer or any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $15.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Preferred Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case to any future, present or former employees, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Entity that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the amount available for Restricted Payments under clause (3) of the immediately preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Subsidiaries after the Issue Date; less the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (4);

  (5)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Subsidiaries or any class or series of Preferred Stock of any Subsidiary, in each case issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that all such dividends are included in the calculation of "Fixed Charges";

  (6)
  payments made by the Issuer or any of its Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (7)
  the declaration and payment of dividends on the Issuer's common equity (or the payment of dividends to any Parent Entity to fund a payment of dividends on such Parent Entity's common equity), following consummation of the first public offering of the Issuer's common equity or the common equity of such Parent Entity after the Issue Date, of up to 6% per annum on the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common equity registered on Form S-8;

  (8)
  the repurchase, redemption, or other acquisition for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, in each case, permitted under this Indenture; and

  (9)
  other Restricted Payments in an amount not to exceed the greater of (x) $7.5 million and (y) 3.5% of Total Assets;

        provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (1) through (9), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        For purposes of determining compliance with this covenant, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (1) through (8) above, or is permitted to be made pursuant to the first paragraph of this covenant (including by virtue of qualifying as a Permitted Investment), the Issuer will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this covenant. Payments or other actions permitted by this covenant need not be permitted solely by reference to one provision permitting such payment or other action but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such payment or other action (including pursuant to any section of the definition of "Permitted Investment").

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any Subsidiary of the Issuer may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio of the Issuer, on a consolidated basis, for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The foregoing limitations will not apply to:

  (1)
  the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Subsidiaries and the issuance or creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount outstanding at any one time not to exceed the greater of (i) $150.0 million and (ii) the aggregate principal amount of Indebtedness (without regard to priority of payment or lien) incurred pursuant to this clause (1) and clause (5) of this paragraph (all such Indebtedness, collectively, "Asset Ratio Indebtedness") that would not cause the ratio of all Asset Ratio Indebtedness of the Issuer and its Subsidiaries (determined on a consolidated basis and without double-counting) to Total Assets to exceed 1.0 to 1.0 immediately after the incurrence of such Asset Ratio Indebtedness;

  (2)
  the incurrence by the Issuer of Indebtedness represented by the Notes to be issued on the date of this Indenture (and all Notes payable as PIK Interest issued in respect thereof);

  (3)
  Indebtedness of the Issuer and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1) of this paragraph;

  (4)
  Indebtedness incurred by the Issuer or any of its Subsidiaries constituting reimbursement obligations with respect to bankers' acceptances, bank guarantees, letters of credit, warehouse receipts or similar facilities entered into in the ordinary course of business, including letters of credit in respect of workers' compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, in each case (other than in the case of performance or surety bonds incurred to satisfy a regulatory requirement) incurred in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

  (5)
  Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of the Subsidiaries of the Issuer to finance the purchase, lease, construction, installation or improvement of property (real or personal), equipment or other asset (including receivables) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under this clause (5) or for working capital or any general corporate purposes; provided that the aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued pursuant to this clause (5), when aggregated with the outstanding principal amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease Indebtedness, Disqualified Stock or Preferred Stock initially incurred or issued in reliance on this clause (5), does not exceed the greater of $10,000,000 and 2.0% of Total Assets;

  (6)
  Indebtedness arising from agreements of the Issuer or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Subsidiaries in connection with such disposition;

  (7)
  Indebtedness of the Issuer to any of its Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (to the extent not otherwise permitted by this clause);

  (8)
  Indebtedness of a Subsidiary owing to the Issuer or another Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (to the extent not otherwise permitted by this clause);

  (9)
  shares of Preferred Stock of a Subsidiary issued to the Issuer or another Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such shares of Preferred Stock shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (to the extent not otherwise permitted by this clause);

  (10)
  Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 5.07, exchange rate risk or commodity pricing risk;

  (11)
  obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business;

  (12)
  the incurrence by the Issuer or any of its Subsidiaries of Indebtedness or the issuance by the Issuer or any of its Subsidiaries of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant or clauses (1)(ii), (2) and (3) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees and accrued and unpaid interest in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness;

            (a)   has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

            (b)   to the extent such Refinancing Indebtedness, refunds, refinances, replaces, renews, extends or defeases (i) Indebtedness subordinated or pari passu to the Notes, such Refinancing Indebtedness is subordinated or pari passu to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or

    (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

            (c)   shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer (except to the extent of guarantees thereof otherwise permitted hereby);

  (13)
  Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of its Subsidiaries incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Subsidiaries or merged into, amalgamated with or consolidated with the Issuer or any of its Subsidiaries in accordance with the terms of this Indenture; provided that after giving pro forma effect to such acquisition, amalgamation, merger or consolidation, either:

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

            (b)   the Fixed Charge Coverage Ratio of the Issuer is greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition, amalgamation, merger or consolidation;

  (14)
  cash management obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees' credit or purchase cards, endorsements of instruments for deposit, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business:

  (15)
  Indebtedness of the Issuer or any of its Subsidiaries supported by a letter of credit issued pursuant to Indebtedness incurred pursuant to clause (1) of this Section 5.07(b), in a principal amount not in excess of the stated amount of such letter of credit and only so long as such letter of credit remains outstanding;

  (16)
  any guarantee by the Issuer or any of its Subsidiaries of Indebtedness or other obligations of the Issuer or any of its Subsidiaries so long as the incurrence of such guaranteed Indebtedness is permitted under the terms of this Indenture;

  (17)
  Indebtedness of the Issuer or any of its Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

  (18)
  Indebtedness of the Issuer or any of its Subsidiaries undertaken in connection with cash management and related activities with respect to the Issuer or any such Subsidiary or joint venture in the ordinary course of business;

  (19)
  Indebtedness consisting of Indebtedness issued by the Issuer or any of its Subsidiaries to future, current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any Parent Entity to the extent described in clause (4) of the second paragraph under "—Limitations on Restricted Payments"; and

  (20)
  any obligation, or guaranty of any obligation, of the Issuer or any of its Subsidiaries to reimburse or indemnify a Person extending credit to customers of the Issuer or any such Subsidiary incurred in the ordinary course of business as part of a Similar Business for all or any portion of the amounts payable by such customers to the Person extending such credit.

        For purposes of determining compliance with this covenant:

  (1)
  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted

    Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) of Section 5.07(b) or is entitled to be incurred pursuant to Section 5.07(a), the Issuer, in its sole discretion, shall classify, and may later reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 5.07; provided that (x) all Indebtedness outstanding in respect of the SPV II Notes and the Secured Notes shall be treated as incurred under clause (1) of Section 5.07(b) and (y) the Issuer shall not be permitted to reclassify, refund, refinance, replace, renew or defease all or any portion of any Indebtedness incurred under clause (1) of the second paragraph of this covenant; and

  (2)
  at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of accrued interest, fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or junior to secured Indebtedness and (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer shall not consolidate, merge or amalgamate with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

  (1)
  The Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor");

  (2)
  the Successor expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction, no Default exists; and

  (4)
  the Issuer shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, amalgamation, merger or transfer complies with this Indenture and an Officers' Certificate and Opinion of Counsel to the effect that any such supplemental indenture is permitted or authorized by the Indenture.

        Notwithstanding clause (3) above,

  (1)
  any of the Issuer's Subsidiaries may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Issuer or any of its Subsidiary; and

  (2)
  the Issuer may consolidate, amalgamate or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another state in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby.

Transactions with Affiliates

        The Issuer shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee (each of the foregoing, a "transaction") with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million unless:

  (1)
  such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person on an arm's-length basis; and

  (2)
  the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a resolution adopted by the majority of the Board of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

  (1)
  transactions between or among the Issuer or any of its Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction, so long as such transaction is otherwise consummated in compliance with this Indenture;

  (2)
  Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and Permitted Investments permitted by clause (11) or (12) of the definition of "Permitted Investments";

  (3)
  the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former officers, directors, employees or consultants of the Issuer, any of the Subsidiaries or any Parent Entity, provided that any such severance arrangements provided on behalf of officers, directors or senior management of the Issuer or any Parent Entity are or have been approved by the Compensation Committee of the Issuer's Board;

  (4)
  transactions in which the Issuer or any of its Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person on an arm's-length basis;

  (5)
  any agreement or arrangement (including the LLC Agreement, this Indenture, the Revolving Credit Agreement and the Secured Notes) as in effect as of the Issue Date, and payments and other actions contemplated thereby, as the same may be amended after the Issue Date, so long as any such amendments, when taken as a whole, are not disadvantageous in any material respect to the Holders;

  (6)
  the existence of, or the performance by the Issuer or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent thereof (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or any similar agreement that it may enter into thereafter; provided, however, that any such amendment and any similar agreement shall not contain terms that, when taken as a whole, are disadvantageous in any material respect to the Holders;

  (7)
  transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture and that are fair to the Issuer and its Subsidiaries, in the reasonable determination of the Board of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

  (8)
  the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Parent Entity or to any Qualified Noteholder or to any director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of the Issuer's Subsidiaries or any Parent Entity and the granting and performing of reasonable and customary registration rights with respect to such Equity Interests;

  (9)
  payments or loans (or cancellation of loans) to employees, directors or consultants of the Issuer, any of the Subsidiaries or any Parent Entity and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants that, in each case, that are approved by the Board of the Issuer in good faith;

  (10)
  investments or loans (including acquisitions in secondary market trading or syndicated loans) by Affiliates in securities issued or loans made by the Issuer or any of its Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment or loan is or was being offered generally to other investors or lenders on the same or more favorable terms and payments and other transactions pursuant to the terms thereof;

  (11)
  payments to any future, current or former employee, director, officer or consultant of the Issuer, any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers or consultants that are, in each case, approved by the Board of the Issuer in good faith;

  (12)
  transactions with a Person that is an Affiliate of the Issuer solely because the Issuer owns any Equity Interest in, or controls, such Person; provided that, no Affiliate of the Issuer, other than the Issuer or a Subsidiary, shall have a beneficial interest or otherwise participate in such Person other than through such Affiliate's ownership of the Issuer;

  (13)
  transactions that are approved in accordance with the Section 6.9 of the LLC Agreement or any successor provision thereto;

  (14)
  payments by the Issuer and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any Parent Entity) and its Subsidiaries; provided that in each case the amount of such payments in any calendar year does not exceed the amount that the Issuer and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such calendar year were the Issuer and its Subsidiaries to pay such taxes separately from any such Parent Entity;

  (15)
  payments to or from, and transactions with, any joint venture in the ordinary course of business (including without limitation, any cash management activities related thereto); and

  (16)
  intellectual property licenses entered into in the ordinary course of business.

Events of Default and Remedies

        The Indenture provides that each of the following is an Event of Default:

  (1)
  default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

  (2)
  default for 30 days or more in the payment when due of interest, if any, on or with respect to the Notes;

  (3)
  failure by the Issuer after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the Indenture or the Notes;

  (4)
  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Subsidiaries, other than Indebtedness owed to the Issuer or a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is, in the aggregate, $25.0 million;

  (5)
  failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25.0 million or more (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

  (6)
  the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

            (a)   commences proceedings to be adjudicated bankrupt or insolvent;

            (b)   consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

            (c)   consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

            (d)   makes a general assignment for the benefit of its creditors; or

            (e)   generally is not paying its debts as they become due;

  (7)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (a)   is for relief against the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary) in a proceeding in which the Issuer or any such Subsidiary that is a Significant Subsidiary or any such group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

            (b)   appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary);

            (c)   orders the liquidation of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary);

    and the order or decree remains unstayed and in effect for 60 consecutive days.

        If any Event of Default (other than of a type specified in clause (6) or (7) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder of Notes notice of the Default within 90 days after it is known to the Trustee. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it in good faith determines that withholding notice is in their interest.

        If the Notes are accelerated or otherwise become due prior to the stated maturity, in each case, as a result of an Event of Default, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the outstanding principal amount of the Notes on the date of such acceleration, plus accrued and unpaid interest.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the Notes.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such exercise. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

  (1)
  such Holder has previously given the Trustee written notice that an Event of Default is continuing;

  (2)
  Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;

  (3)
  Holders of the Notes have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such Holder's pursuit of such remedy;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        To the extent permitted by law, no director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any of their parent companies or entities shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer under the Indenture and the Security Documents will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes ("Legal Defeasance") and cure all then existing Events of Default except for:

  (1)
  the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

  (2)
  the Issuer's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations released with respect to substantially all of the restrictive covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

  (1)
  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or, if the Notes have been or will be called for redemption in accordance with this Indenture, on the relevant redemption date and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

          in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

  (6)
  the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

  (7)
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

  (1)
  all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

  (2)
  (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided for under this section "—Amendment, Supplement and Waiver", the Indenture, the Notes and any Guarantee may be amended or supplemented, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, in each case other than Notes beneficially owned by the Issuer or its Affiliates (for the Notes and so as to exclude any consents with respect thereto obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

  (1)
  reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes

  (3)
  reduce the rate of or change the time for payment of interest on any Note;

  (4)
  waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or waive a Default in respect of a covenant or provision contained in the Indenture that cannot be amended or modified without the consent of all Holders;

  (5)
  make any Note payable in money other than that stated therein;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

  (7)
  make (i) any change in the definitions of "Change of Control Transaction", "Mandatory Redemption Target Value", "Supermajority Board Approval", "Substantially Transformative Transaction" and "Total Enterprise Value" in Section 1.01 or (ii) any change in Section 3.07 or 3.08 that would have the effect of waiving or delaying any requirement to redeem the Notes or changing the redemption price therefor (whether payable in cash, Units or other consideration) pursuant to the terms hereof;

  (8)
  make any change in the amendment and waiver provisions set forth in this paragraph;

  (9)
  impair the right of any Holder to receive payment of principal of, or interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

  (10)
  make any change to or modify the ranking of the Notes that would adversely affect the Holders.

        Notwithstanding the foregoing, the Issuer , the Trustee and, if applicable, the Collateral Agent party thereto, may amend or supplement the Indenture or Notes without the consent of any Holder:

  (1)
  to cure any ambiguity, omission, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to comply with the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets";

  (4)
  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

  (5)
  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

  (6)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  (7)
  to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

  (8)
  to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof; and

  (9)
  to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the Indenture becomes effective, we are required to mail to Holders of the Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of the Notes (or any defect in such notice), however, will not impair or affect the validity of the amendment.

        Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes, unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment; provided that, in connection with any consideration to be paid to Holders in an exchange offer in respect of Notes that are not registered under the Securities Act, such consideration need not be paid to Holders who, upon request, do not confirm they are "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act or, in the case of non-U.S. Holders who, upon request, do not confirm they are non-U.S. persons within the meaning of Regulation S of the Securities Act.

Notices

        Notices given by publication will be deemed given on the first date that publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign as Trustee.

        The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that at all times that an Event of Default is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense with respect to such exercise.

Governing Law

        The Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York. Certain of the Security Documents are governed by the laws of certain jurisdictions outside the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP.

        "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such interest rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligation."

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Board", with respect to a Person, means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body), and with respect to the Issuer, the Board as defined in the LLC Agreement.

        "Bondholder NewCo Option Event" means the earlier of (x) the Business Day that is immediately prior to the expected or anticipated closing or effective date of any Change of Control Transaction and (y) the date that is the Maturity Date, or, if such date is not a Business Day, the Business Day immediately prior to the Maturity Date.

        "Business Day" means each day that is not a Legal Holiday.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

        but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such securities include any right of participation with Capital Stock.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any lease that would be characterized as an operating lease in accordance with GAAP on the Issue Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not a capital lease) for purposes of this Indenture regardless of any change in GAAP following the Issue Date that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a capital lease.

        "Cash Equivalents" means:

  (1)
  United States dollars or Canadian dollars;

  (2)
  (a) euro, pounds sterling or any national currency of any participating member state of the EMU; or

            (b)   in the case of any Foreign Subsidiary, such local currencies held by such Foreign Subsidiary from time to time in the ordinary course of business;

  (3)
  securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

  (4)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank (any such instrument, a "Qualifying Bank Instrument"); provided that, with respect to any Qualifying Bank Instrument held by (x) the Issuer or any Domestic Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500.0 million and (y) any Foreign Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500.0 million or a non-U.S. commercial bank having capital and surplus of not less than $100.0 million (or the U.S. dollar equivalent thereof as of the date of determination);

  (5)
  repurchase obligations for underlying securities of the types described in clause (3) or (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

  (7)
  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of acquisition thereof;

  (8)
  investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (11) below; provided that Qualifying Bank Instruments with any non-U.S. commercial bank and any securities described under clause (11) below, in each case, shall only be counted towards such 95% requirement to the extent that the holder of such investment fund is a Foreign Subsidiary;

  (9)
  Indebtedness or Preferred Stock issued by Persons (other than the Issuer or any Affiliate of the Issuer) with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 12 months or less from the date of acquisition;

  (10)
  Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA– (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's; and

  (11)
  in the case of any Foreign Subsidiary, readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from Moody's and S&P (or, if at any time either Moody's or S&P shall not be rating such obligations, an equivalent rating from another Rating Agency) maturing within 12 months of the date of acquisition thereof.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) or (2) above, provided that such amounts are converted into any currency described in either clause (1) or (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease or other transfer, in one transaction or a series of related transactions, of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company's Subsidiaries or a Qualified Noteholder;

  (2)
  the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a Qualified Noteholder, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer;

  (3)
  the Issuer ceases to own directly 100% of the outstanding Capital Stock of Bondholder Intermediate Holdco;

  (4)
  Bondholder Intermediate Holdco ceases to own directly 100% of the outstanding Capital Stock of Bondholder Opco; or

  (5)
  A Change of Control Transaction described in clause (5) of the definition of Change of Control Transaction;

        "Change in Control Transaction" means (whether or not it constitutes a "Change of Control" as defined herein) the consummation of any of the following:

  (1)
  any recapitalization, reclassification or change of the Class A Common Units or similar transaction concerning the Class A Common Units (other than changes resulting from a subdivision, stock or unit split or stock or unit combination) as a result of which the Class A Common Units would be or are converted into, or exchanged for, stock, other securities, other property or assets;

  (2)
  any equity interest exchange, consolidation or merger of the Issuer pursuant to which all or any portion of, or any class of, Common Units (other than a transaction affecting solely Class C Common Units or Class M Common Units) will be converted into cash, securities or other property or assets;

  (3)
  a Change of Control described in clauses (1) or (2) of the definition of Change of Control (excluding for these purposes, the last sentence of the definition of Change of Control);

  (4)
  any transaction, agreement, contract or understanding, whether or not conditional, of which the Board or senior management of the Issuer has become aware (upon such awareness), pursuant to which the power to appoint the majority of the members of the Board is transferred to a Person other than a Qualified Noteholder;

  (5)
  any merger, consolidation, refinancing or recapitalization of the Issuer as a result of which the beneficial holders, together with their Affiliates, of issued and outstanding equity securities (other than the Class C Common Units) of the Issuer immediately prior to such transaction own or control (or upon conversion of exercise of their equity securities, would own or control) less than a majority of (x) the equity securities (other than the Class C Common Units) or (y) the Voting Units (or upon conversion or exercise of such equity securities, would possess less than a majority of (x) the equity securities (other than the Class C Common

    Units) or (y) the Voting Units) of the continuing or surviving entity immediately after such transaction; or

  (6)
  any Substantially Transformative Transaction.

    For avoidance of doubt, any redemption described above under "Optional Redemption" or "Mandatory Redemption upon a Class A Public Offering", on and after a Bondholder NewCo Option Event, shall not constitute or result in (x) a Change of Control Transaction, (y) a Change of Control or (z) an Event of Default.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, of such Person and the Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

  (1)
  consolidated interest expense of such Person and the Subsidiaries for such period, to the extent such expense was deducted in computing Net Income (including (a) accrual of original issue discount that resulted from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounts with respect to liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees); plus

  (2)
  consolidated capitalized interest of such Person and the Subsidiaries for such period, whether paid or accrued; less

  (3)
  interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income attributable to such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

  (1)
  any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (including all fees and expenses relating to any such gains, losses or charges) or expenses (including any fees or expenses paid in connection with the Transactions), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

  (2)
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

  (3)
  any after-tax effect of income (loss) from discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded,

  (4)
  any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded,

  (5)
  the Net Income for such period of any Person that is not a Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period,

  (6)
  solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Subsidiary shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless all such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the referent Person or a Subsidiary thereof in respect of such period and (ii) non-cash interest expense and capitalized interest in respect of the Notes for such period shall be excluded,

  (7)
  effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in the inventory, property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

  (8)
  any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

  (9)
  any impairment charge, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities, the amortization of intangibles, and the effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), in each case, pursuant to GAAP (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded,

  (10)
  any (i) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, (ii) income (loss) attributable to deferred compensation plans or trusts and (iii) compensation expense recorded in connection with the payment of the Special Options Distribution, in each case, shall be excluded,

  (11)
  any expense relating to management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent deducted in computing Net Income shall be excluded,

  (12)
  any net gain or loss resulting in such period from currency transaction or translation gains or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded, and

  (13)
  any amortization of deferred financing fees or financial advisory costs incurred on or prior to the Issue Date, or in connection with the Transactions, shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Issuer or any of its Subsidiaries, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

  (1)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

  (2)
  to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

  (3)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means one or more debt facilities, commercial paper facilities, securities purchase agreements, securitizations, receivables financings, factoring and similar arrangements, indentures or similar agreements, in each case, with banks, financial companies or other institutional lenders or investors providing for revolving loans, term loans, purchases of loans or other receivables, letters of credit, lines of credit, the issuance of securities or other financing, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified, increased or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions and with the same or different banks, lenders or investors) from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than solely as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock or is redeemable at the option of the holder thereof for cash, Indebtedness or Disqualified Stock (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means any Subsidiary that is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

  (1)
  increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

            (b)   Fixed Charges of such Person for such period, together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses 1(w) through 1(y) thereof, to the extent the same were deducted in computing Net Income and not added back in calculating Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

            (d)   the aggregate amount of fees, expenses or charges related to any acquisition, Investment, disposition, issuance, repayment, discharge or refinancing of Indebtedness (including, for the avoidance of doubt, the Transactions) or amendment or modification of any debt instrument or issuance of Equity Interests (in each case, to the extent such transaction is permitted by the Indenture and including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any bonus payments made as a result of the successful consummation of the Transactions, in each case, deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

            (e)   the amount of (x) any restructuring charge or reserve or non-recurring integration costs deducted in computing Net Income and not added back in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and (y) any costs or expenses relating to the closure and/or consolidation of facilities, including store closings; plus

            (f)    any other non-cash charges, including any write offs or write downs, deducted in computing Net Income and not added back in computing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed, and excluding amortization of any prepaid cash item that was paid in a prior period); plus

            (g)   the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary of the Issuer deducted in computing Net Income and not added back in computing Consolidated Net Income, excluding cash distributions made or declared in respect of any such minority equity interests of third parties; plus

            (h)   the amount of net cost savings resulting from specified actions that have been taken, which net cost savings are projected by the Issuer in good faith to be realized within

    12 months following the date of determination (calculated on a pro forma basis as though such net cost savings had been realized on the first day of such period), with such amount of net cost savings being reduced by the amount of net cost savings actually realized during such period from any such specified actions that have already been taken; provided that (w) such projected net cost savings shall be set forth in an Officer's Certificate delivered to the Trustee that certifies that such projected net cost savings meet the criteria of this clause (h), (x) such net cost savings are reasonably identifiable and factually supportable, (y) no net cost savings shall be added pursuant to this clause (h) to the extent they are duplicative of any expenses or charges relating to such net cost savings that are added pursuant to clause (e) above and (z) the aggregate amount of net cost savings added pursuant to this clause (h) shall not exceed 10.0% of EBITDA (calculated absent any such net cost savings) for any four consecutive fiscal quarter period; provided further that the additions made pursuant to this clause (h) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"; plus

            (i)    any costs or expense incurred by such Person or a Subsidiary of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock and Designated Preferred Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments"; plus

            (j)    the amount of expenses relating to payments made to option holders of the Issuer or any Parent Entity in connection with, or as a result of, any distribution being made to shareholders of such Person or its Parent Entity, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, but only to the extent such distributions to shareholders are permitted under the Indenture; plus

            (k)   proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income or EBITDA); plus

            (l)    any net loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

  (2)
  decreased by (without duplication) (A) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (A) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein and (B) any net gains resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133.

        "EMU" means the economic and monetary union as contemplated by the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Event of Default" has the meaning set forth under "—Events of Default and Remedies".

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "fair market value" means, at the time of determination, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Notes Adjusted Fixed Charges of such Person for such period. In the event that the Issuer or any Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than any Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period) or issues, redeems or repurchases Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance, redemption or repurchase of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Subsidiaries during the four- quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged or amalgamated with or into the Issuer or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and shall be made in accordance with Article 11 of Regulation S-X. In addition to pro forma adjustments made in accordance with Article 11 of Regulation S-X, pro forma calculations may also include net operating expense reductions for such period resulting from any sale of assets or other disposition or acquisition, Investment, merger, amalgamation, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given that (A) have been realized or (B) are reasonably expected to be realizable within twelve months of the date of such transaction; provided that (w) any pro forma adjustments made pursuant to this sentence shall be set forth in an Officer's Certificate delivered to the Trustee that certifies that such net operating expense reductions meet the criteria set forth in this paragraph, (x) such net operating expense reductions are reasonably identifiable and factually supportable and (y) no net operating expense reductions shall be given pro forma effect to the extent duplicative of any expenses or charges that are added back pursuant to the definition of. Such pro forma adjustments may be incremental to (but not duplicative of) additions made to EBITDA pursuant to clause (h) of the definition thereof. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility being given pro forma effect to shall be computed based upon the average daily balance of such Indebtedness during the applicable period (but excluding any such Indebtedness that has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of:

  (1)
  Consolidated Interest Expense of such Person for such period;

  (2)
  all cash dividends or other distributions (excluding items eliminated in consolidation) (i) on any series of Preferred Stock and (ii) to finance dividends or distributions paid on any series of Designated Preferred Stock of any Parent Entity, in each case, paid during such period; and

  (3)
  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and any Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect on the Issue Date. In no event shall any liabilities attributable to an operating lease be treated as Indebtedness nor shall any expenses attributable to an operating lease be treated, in whole or in part, as interest expense.

        "Government Securities" means securities that are:

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

  (1)
  any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

            (d)   representing any Hedging Obligations;

        if and to the extent that any of the foregoing Indebtedness in any of clauses (a) through (d) (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that, Indebtedness of any parent entity that is non-recourse to the Issuer and all of its Subsidiaries but that appears on the consolidated balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

  (2)
  all Attributable Debt in respect of Sale and Lease-Back Transactions entered into by such Person;

  (3)
  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

  (4)
  to the extent not otherwise included, the obligations of the type referred to in clause (1) or (2) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

        provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business. For the avoidance of doubt, in no event shall any liabilities attributable to an operating lease be treated as Indebtedness, so long as the associated payments under such operating lease are accounted for as an operating expense in computing Consolidated Net Income.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Board, qualified to perform the task for which it has been engaged and that is not an Affiliate of the Issuer.

        "Investments" means, with respect to any Person, all investments, direct or indirect, by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts or loans receivable, trade credit, advances to customers, and commission, travel and similar advances to officers and employees, in each case made or arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

        If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer (or the applicable Subsidiary) will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Issuer's (and its Subsidiaries') Investments in such Subsidiary that were not sold or disposed of.

        The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, return of capital or repayment received in cash by the Issuer or a Subsidiary in respect of such Investment.

        "Issue Date" means December 12, 2018.

        "Issuer" has the meaning set forth in the first paragraph under "—General".

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the location of the Corporate Trust Office of the Trustee.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "LLC Agreement" means the Limited Liability Agreement of the Issuer, dated as of December 12, 2018, by and among the Issuer and each of the members listed therein, as the same may be amended from time to time.

        "Mandatory Redemption Date Class A Common Units Outstanding" means the number of Class A Common Units that would be outstanding immediately after the closing of the relevant Class A Public Offering, (A) after giving effect to (i) the number of Class A Common Units that would be issuable in a mandatory redemption pursuant to Section 3.08 of this Indenture resulting from the relevant Class A Public Offering and (ii) appropriate adjustments to reflect any subdivision, stock or unit split, stock or unit combination or other recapitalization effected in connection with the relevant Class A Public Offering, but (B) excluding the Class A Common Units issuable in the relevant Class A Public Offering and all other Class A Common Units issued upon any conversion of Class B Common Units pursuant to the LLC Agreement (or any similar conversion or exchange of other Units issued pursuant to the LLC Agreement in accordance with the terms thereof) in respect of the relevant Class A Public Offering.

        "Mandatory Redemption Target Value" means an amount equal to or in excess of the product of (i) 0.70 and (ii) the aggregate outstanding principal amount of the Notes, plus accrued and unpaid interest to but not including, the pricing date of the relevant Class A Public Offering.

        "Maturity Date" means December 15, 2023.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, late charges, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President or the Secretary, or any Manager, or any person performing such role, of the Issuer or of any other Person, as the case may be.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by two Officers of the Issuer or on behalf of any other Person, as the case may be, one of whom must be the Officer from which such certificate is required to be delivered, or, in the event that no such Officer is specified, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or of such other Person that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion acceptable to the Trustee from legal counsel. The counsel may be an employee of or counsel to the Issuer.

        "Permitted Investments" means, with respect to any Person:

  (1)
  any Investment in the Issuer or any of its Subsidiaries;

  (2)
  any Investment in cash or Cash Equivalents;

  (3)
  any Investment by the Issuer or any of its Subsidiaries in a Person or assets thereof that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all or any part of its assets to, or is liquidated into, the Issuer, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

  (4)
  any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Issue Date or binding commitment in effect on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

  (5)
  any Investment acquired by the Issuer or any of its Subsidiaries:

            (a)   in exchange for any other Investment or accounts or loans receivable held by the Issuer or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts or loans receivable;

            (b)   in satisfaction of judgments against other Persons; or

            (c)   as a result of a foreclosure by the Issuer or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (6)
  Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (7)
  Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "—Certain Covenants—Limitation on Restricted Payments";

  (8)
  guarantees of Indebtedness permitted under the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (9)
  any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clause (2), (4), (6) or (10) of such paragraph);

  (10)
  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (11)
  any Investment in a Similar Business having an aggregate fair market value, taken together all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of $10.0 million and 4.0% of Total Assets;

  (12)
  additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, not to exceed the greater of $7.5 million and 3.5% of Total Assets;

  (13)
  advances to, or guarantees of Indebtedness of, employees not in excess of $1.0 million outstanding at any one time, in the aggregate;

  (14)
  loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices;

  (15)
  advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Subsidiaries;

  (16)
  Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business; and

  (17)
  Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Qualified Noteholder" means a Qualified Noteholder as such term is defined in the LLC Agreement.

        "Rating Agencies" means Moody's and S&P, or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Restricted DRE" means any Subsidiary that (a) is disregarded as an entity separate from its sole owner under Treasury Regulation Section 301.7701-2(c)(2) or -3(b) and (b) with respect to which substantially all of its assets consist of Equity Interests in (i) Foreign Subsidiaries or (ii) other Restricted DREs.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Settlement Rate" means a number of Class A Common Units per $1.00 principal amount of Notes equal to (A) (i) the number of Class A Maximum Redemption Units determined as of the relevant redemption date, divided by (ii) the Settlement Rate Notes Amount. The Settlement Rate shall be rounded to the sixth (6th) decimal.

        "Settlement Rate Notes Amount" means an amount equal to the aggregate principal amount of the Notes issued on the Issue Date, plus an amount equal to the Notes that would have been issued in-kind in respect of the Notes (including, for the avoidance of doubt, Notes issued as in-kind interest), plus an amount equal to the interest that would have been accrued and unpaid on the Notes (including, for the avoidance of doubt, Notes issued as in-kind interest), in each case in accordance with the terms of this Indenture and the Notes, to but excluding the relevant redemption date, had all such Notes been outstanding on such redemption date (whether or not all or a portion of such Notes are no longer outstanding on such date).

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

        "Subordinated Indebtedness" means, with respect to the Notes, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which:

            (a)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (b)   such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Substantially Transformative Transaction" means a transaction in which the Board has determined, in its sole discretion, that it would be desirable or advisable in the interests of the Issuer, its Subsidiaries, or any of its stakeholders, including, without limitation, holders of its outstanding securities, to redeem the Notes for Class A Common Units; provided, however, that (i) the Board also has determined in good faith that the Total Enterprise Value of the Company, at the time of such determination, exceeds $300 million, and (ii) the transaction has been approved in accordance with the LLC Agreement.

        "Super-Majority Board Approval" means the approval of the Board of the Issuer consisting of both (i)(x) at least four of the five members of the Board, or, (y) if the members of the Board then in office shall not be five, then at least two-thirds of the members of the Board then in office, or, (z) if the number of Board members shall be less than three, all members of the Board then in office and (ii) at least a majority of the disinterested Independent Managers.

        "Total Assets" means, as of any date of determination, the total consolidated assets of the Issuer and its Subsidiaries on a consolidated basis, as shown on the consolidated balance sheet of the Issuer and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of clause (1) of paragraph two of the covenant under "—Limitations on Indebtedness and Issuance of Disqualified Stock and Preferred Stock", the total consolidated assets of the Issuer and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination and shall give pro forma effect to the application of proceeds from the incurrence of Indebtedness pursuant to such clause giving rise to such applicable date of determination.

        "Transactions" means, collectively, (a) the execution, delivery and performance by the Issuer of the Indenture, (b) the preparation, negotiation, structuring, execution, delivery and performance of the transactions contemplated by the Restructuring Agreement and Restructuring Support Agreement, each dated as of November 1, 2018, by and among Community Choice Financial Inc., an Ohio corporation, and the other parties thereto, and (c) the payment of related fees and expenses (including accounting, attorney and other professional fees).

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

  (1)
  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

  (2)
  the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

PLAN OF DISTRIBUTION

        This prospectus relates to the offer and resale by the selling security holders named in this prospectus of (i) up to $151,326,821.67 aggregate principal amount of PIK Notes, plus an additional $80,355,052.33 aggregate principal amount of additional PIK Notes are issuable as in-kind interest payments on the currently outstanding PIK Notes, (ii) 417,801 of our Class A Common Units and (iii) 142,857 our Class B Common Units.

        The selling stockholders may, from time to time, sell any or all of the securities covered by this prospectus on any market or trading facility on which our securities are traded or in private transactions. A selling stockholder may sell all or a portion of the securities being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as may be set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

        In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out such short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (however, in such case, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending it to include such successors in interest as selling stockholders under this prospectus).

        The selling stockholders might not sell any, or all, of the securities offered pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer our securities by other means not described in this prospectus.

        The selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our securities pursuant to this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. If the selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our securities pursuant to this prospectus are deemed to be an underwriter, the selling stockholders and such other participants in the distribution may be subject to certain statutory liabilities and would be subject to the prospectus delivery requirements of the Securities Act in connection with sales of our securities.

        The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and will inform them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Morrison & Foerster LLP.

EXPERTS

        The consolidated financial statements of CCF Holdings LLC and its subsidiaries as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and the period from December 13, 2018 (inception) through December 31, 2018, and the consolidated financial statements of Community Choice Financial, Inc. and its subsidiaries for the period January 1, 2018 through December 12, 2018 and for the year ended December 31, 2017, included in this prospectus, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, which expresses an unqualified opinion, and have been included in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement, of which this prospectus forms a part, under the Securities Act with respect to the securities being offered as contemplated by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and its exhibits and schedules, to which reference is made hereby. Statements in this prospectus as to the contents of any contract, agreement or other document are qualified in all respects by reference to such contract, agreement or document. If we have filed any of those contracts, agreements or other documents as an exhibit to the Registration Statement, you should read the full text of such contract, agreement or document for a more complete understanding of the document or matter involved. For further information with respect to us and our securities, we refer you to the Registration Statement, of which this prospectus forms a part, including the exhibits and the schedules filed as a part of it.

        The Registration Statement, of which this prospectus forms a part, and its exhibits and schedules, and other documents which we file with the SEC are available to the public at the SEC's web site at http://www.sec.gov. You can also obtain reports, proxy statements and other information about us, free of charge, at our web site at https://www.ccfi.com/. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein Information that we file with the SEC after the date of this prospectus may supersede the information in this prospectus. You may read these reports, proxy statements and other information and obtain copies of such documents and information as described above.

        No person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth or in our affairs since the date hereof.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

Amount to Be Paid
SEC registration fee	$28,138.97
Transfer agent's and registrar's fees	500.00
Printing and engraving expenses	100,000.00
Legal fees and expenses	150,000.00
Accounting fees and expenses	153,225.00
Miscellaneous	136.03

Total	$432,000.00

Item 14.    Indemnification of Managers and Officers

        Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any members, managers or other persons against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

        Our limited liability company agreement provides that, to the fullest extent permitted by applicable law, any current or former member, manager, an affiliate of a former member or manager, any officer director, shareholder, partner, member, employee, advisor, representative or agent of a current or former member of a manager, or any of their respective affiliates, and any current or former officer, employee or agent (including, without limitation, any transfer agent) of the Company or any of its affiliates (each a "Covered Person") shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by our limited liability company agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence, willful misconduct or willful breach of this Agreement with respect to such acts or omissions; provided, that any indemnity under the applicable section of our limited liability company agreement shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

Item 15.    Recent Sales of Unregistered Securities

        None.

Item 16.    Exhibits and Financial Statement Schedules

Exhibit Number	Description
3.1	Amended and Restated Limited Liability Company Agreement of CCF Holdings LLC, dated December 12, 2018 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K dated December 13, 2018 filed by Community Choice Financial Inc.)
4.1
PIK Notes Indenture, dated December 12, 2018, among CCF Holdings LLC, as issuer, and American Stock Transfer &Trust Company, LLC, as trustee (including form of PIK Notes) (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K dated December 13, 2018 filed by Community Choice Financial Inc.).

Exhibit Number		Description
4.2		Amended and Restated SPV Indenture, dated December 12, 2018, among Community Choice Financial Holdings, LLC, as guarantor, Community Choice Financial Issuer, LLC, as issuer, and Computershare Trust Company, N.A., as trustee and collateral agent (including form of Amended and Restated Secured Notes) (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K dated December 13, 2018 filed by Community Choice Financial Inc.).
5.1	*	Opinion of Morrison & Foerster LLP
10.1
Registration Rights Agreement, dated December 12, 2018, among CCF Holdings LLC and the holders signatory thereto (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K dated December 13, 2018 filed by Community Choice Financial Inc.).
10.2	*
Amended and Restated Revolving Credit Agreement, dated as of December 12, 2018, by and among CCF Intermediate Holdings LLC, CCF OPCO LLC, the lenders party thereto and GLAS Trust Company LLC, as administrative agent.
10.3
Second Amended and Restated Loan and Security Agreement dated as of February 7, 2020 by and between Ivy Funding Nine, LLC and CCFI Funding II, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on February 11, 2020).
10.4
Amended and Restated Promissory Note dated as of April 25, 2017 between Ivy Funding Nine, Inc. and CCFI Funding II, LLC (incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K of Community Choice Financial Inc. for the year ended December 31, 2017 filed on April 2, 2018).
21.1	*	Subsidiaries of CCF Holdings LLC
23.1	**	Consent of RSM US LLP
23.2	*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page to this registration statement)
25.1	*	Form T-1 Statement of Eligibility of American Stock Transfer & Trust, LLC, to act as Trustee with respect to the PIK Notes Indenture, dated December 12, 2018.
101	*	Interactive Data File

*
Previously filed

**
Filed herewith

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes that:

          (1)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (2)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Offering Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Offering Registration Statement as of the time it was declared effective.

          (3)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on March 18, 2020.

CCF HOLDINGS LLC
By:	/s/ WILLIAM E. SAUNDERS, JR.
	Name:	William E. Saunders, Jr.
	Title:	Chief Executive Officer and Chairman of the Board of Managers

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities on March 18, 2020.

Signature	Title	Date

/s/ WILLIAM E. SAUNDERS, JR. William E. Saunders, Jr.	Chief Executive Officer and Chairman of the Board of Managers (Principal Executive Officer)	March 18, 2020
/s/ MICHAEL DURBIN Michael Durbin	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 18, 2020
/s/* H. Eugene Lockhart	Manager	March 18, 2020
/s/* Eugene Schutt	Manager	March 18, 2020
/s/* Jennifer Adams Baldock	Manager	March 18, 2020
/s/* Michael Heller	Manager	March 18, 2020
*/s/ WILLIAM E. SAUNDERS, JR. William E. Saunders, Jr.	Attorney in fact	March 18, 2020